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                                                                  Exhibit (d)(4)


                        TRANSFER AND ASSUMPTION AGREEMENT
                        ---------------------------------

        This Transfer and Assumption Agreement (the "Agreement") is made as of this 1st day of June 2002 by and between Trustmark Investment Advisors, Inc. a Mississippi corporation, Trustmark National Bank, a national banking association, ("Trustmark Bank") and Performance Funds Trust, a Delaware business trust registered as an investment company under the Investment Company Act of 1940, as amended ("Performance Funds").

        WHEREAS, Trustmark Bank and Performance Funds, are parties to that certain Master Investment Advisory Contract dated as of May 19, 1992, as amended (the "Advisory Contract"); and

        WHEREAS, Section 217 of the Gramm-Leach-Bliley Act requires banks that serve as investment advisers to registered investment companies to register with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940, as amended; or to push such activities out to a subsidiary of the bank that is registered with the SEC; and

        WHEREAS Trustmark Investment Advisors, Inc. is a wholly owned subsidiary of Trustmark Bank and is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, and wishes to assume Trustmark Bank's duties and obligations under the Advisory Contract; and

        WHEREAS, SEC Rule 2a-6 provides that a transaction "that does not result in a change of actual control or management of the investment adviser of an investment company" is not an assignment for purposes of Section 15 of the Investment Company Act of 1940, as amended; and

        WHEREAS, the transfer of Trustmark Bank's duties and obligations under the Advisory Contract to Trustmark Investment Advisors, Inc. and the assumption of such duties and obligations by Trustmark Investment Advisors, Inc. will not result in a change of actual control or management of the investment adviser and will not constitute an assignment of the Advisory Contract under the provisions of SEC Rule 2a-6;

        NOW, THEREFORE, based on the foregoing, the parties agree as follows:

            1. Transfer. Trustmark Bank hereby transfers, and sets over to Trustmark Investment Advisors, Inc. all of Trustmark Bank's interest in the Advisory Contract.

            2. Assumption. Trustmark Investment Advisors, Inc. intending to be legally bound, hereby accepts the foregoing Transfer of Advisory Contract, and from and after the date hereof, assumes and agrees to perform all duties and obligations of Trustmark Bank under the Advisory Contract accruing from and after the date hereof.

            3. No release of Trustmark Bank. Trustmark Bank recognizes that the assumption of its duties and responsibilities under the Advisory Contract by Trustmark Investment Advisors, Inc. does not relieve Trustmark Bank from its obligations to


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                  Performance Funds for the performance of the terms, covenants, obligations and duties contained in the Advisory Contract.

            4. No Change of Control. The parties intend that the transfer of the Advisory Contract from Trustmark Bank to Trustmark Investment Advisors, Inc. shall not result in a change of actual control or management of the investment manager of the Performance Funds and shall not constitute an assignment of the Advisory Contract under the provisions of SEC Rule 2a-6.


        IN WITNESS WHEREOF, Trustmark Investment Advisors, Inc., Trustmark Bank and Performance Funds hereby execute this Agreement as of the day and year first above written.


                                TRUSTMARK INVESTMENT ADVISORS, INC.


                                By: ___________________________________
                                Name:   Douglas H. Ralston
                                Title:  President


                                TRUSTMARK NATIONAL BANK


                                By: ___________________________________
                                Name:   Gerard R. Host
                                Title:  President and Chief Operating Officer,
                                        Financial Services


                                PERFORMANCE FUNDS TRUST


                                By: ____________________________________
                                Name:   Walter B. Grimm
                                Title:  President